EXHIBIT 23.2


     CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form SB-2) and related prospectus of Broadcast International, Inc. for the registration of shares of its common stock and to the inclusion therein of our report dated February 18, 2005, except as to note 14, which is as of June 30, 2005, with respect to the consolidated financial statements of Broadcast International, Inc.

/s/ Tanner LC
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Tanner LC
Salt Lake City, Utah
November 23, 2005